UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2020

Turnkey Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56167	00-0000000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Reservoir Avenue #123

Cranston, R.I. 02910

(Address of Principal Executive Offices)

Issuer's telephone number: 508-343-8127

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

References to “We,” “Our,” and “the Company,” refer to Turnkey Solutions, Inc., a Nevada Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On September 21, 2020, the Company filed with the Secretary of State of Nevada a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) to amend the number of capital stock, which the Company shall have the authority to issue. The total number of shares of capital stock which the Corporation shall now have the authority to issue is: five hundred twenty million (520,000,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $.001 par value (the "Common Stock") and twenty million (20,000,000) shares designated as preferred stock at $.001 par value (the "Preferred Stock").

The above action to amend Article IV of the Company’s Certificate of Incorporation was approved by a vote of 100% of its common stock, all held by the Company’s controlling shareholder, Flint Consulting Services, LLC. Flint Consulting Services, LLC is owned and controlled by Jeffrey DeNunzio.

The foregoing description of the Certificate of Amendment is a summary only and is qualified in its entirety by reference to the provisions of the Certificate of Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment filed with the Nevada Secretary of State on September 21, 2020

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Turnkey Solutions, Inc.

Dated: September 21, 2020

By: /s/ Paul Moody

Paul Moody

President and Director